                                                                EXHIBIT (g)(xvi)


November 1, 1998


SCHWAB ANNUITY PORTFOLIOS

RE:      Custodian Services Fees

Ladies and Gentlemen:

This letter constitutes our agreement with respect to compensation to be paid to PNC Bank, National Association ("PNC") under the terms of a Custodian Services Agreement (the "Agreement") dated March 29, 1994 between Schwab Annuity Portfolios ("you" or the "Trust"), on behalf of the Fund listed on the attached
Schedule 1, as amended from time to time (the "Funds"), and PNC. Pursuant to the terms of the Agreement, the Trust, on behalf of the Fund, will pay PNC, for the services that PNC will provide to the Fund as follows:

1. The Fund shall pay an asset based fee of .009% on the first $200 million of average daily gross assets; .008% on the next $200 million of average daily gross assets; .007% on the next $200 million of average daily gross assets; .003% on the next $200 million of average daily gross assets; .0025% on the next $200 million of average daily gross assets and .002% on average daily gross assets in excess of $1 billion; exclusive of out-of-pocket expenses and transaction charges. The fee shall be calculated daily and paid monthly. The fee for the period from the date hereof until the end of that year shall be pro-rated according to the proportion which such period bears to the full annual period.

2. The Fund shall pay transaction charges of $16.50 for each physical delivery; $8.25 for each fed book entry transaction; $6.50 for each depository eligible transaction; $10.00 for each GNMA depository transaction, $7.50 for each repo with PNC (per round-trip piece of collateral); $30.00 for each options contract and $50.00 for each futures contract.

A transaction includes Buys, Sells, Maturities, Free Deliveries, Free Receipts, Exercised or Expired Options.

Out-of-pocket expenses include but are not limited to, postage, overnight express charges, report transmission charges, microfiche/microfilm, Federal Reserve wire fees, wire fees for receipt and disbursement, record retention/storage, custody transfer/registration fees ($10.00 per item); and cost of independent pricing services.

         PNC accepts the payment to it hereunder as full payment with respect to services provided to the Funds under the terms of the Agreement. This Agreement supersedes all previous Agreements concerning compensation for services to be provided to the Trust on behalf of the Fund with respect to the Agreement.

                                        Very truly yours,

                                        PNC BANK, NATIONAL ASSOCIATION

                                        By: /s/ Joseph T. Gramlich
                                            -----------------------------------
                                        Name: Joseph T. Gramlich
                                            -----------------------------------
                                        Title: Vice President
                                            -----------------------------------

Accepted:

SCHWAB ANNUITY PORTFOLIOS
on behalf of the Fund listed on the attached Schedule I, as amended from time to time.

By:      /s/ Tai-Chin Tung
         -----------------------------------------
Name:    Tai-Chin Tung
         -----------------------------------------
Title:   Treasurer and Principal Financial Officer
         -----------------------------------------

                                   SCHEDULE I

                             Custodian Services Fees

                                      Fund

                           Schwab S & P 500 Portfolio

PNC BANK, NATIONAL ASSOCIATION

By:  /s/ Joseph T. Gramlich
     --------------------------------
Name:  Joseph T. Gramlich
     --------------------------------
Title:   Vice President
     --------------------------------


SCHWAB ANNUITY PORTFOLIOS

By:  /s/ Tai-Chin Tung
     --------------------------------
Name:    Tai-Chin Tung
     --------------------------------
Title:   Treasurer and Principal Financial Officer
     ---------------------------------------------


November 1, 1998

                                   SCHEDULE A

                     Custodian and Accounting Services Fees

                                    Portfolio

                          Schwab Money Market Portfolio

                                       SCHWAB ANNUITY PORTFOLIO On
                                       behalf of each of the Funds
                                       listed above.

                                       By:  /s/ Tai-Chin Tung
                                           ---------------------------------
                                       Name: Tai-Chin Tung
                                           ---------------------------------
                                       Title: Treasurer and Principal
                                           ---------------------------------
                                              Financial Officer
                                           ---------------------------------

                                       PNC BANK, NATIONAL ASSOCIATION

                                       By:  /s/ Joseph T. Gramlich
                                           ---------------------------------
                                       Name:  Joseph T. Gramlich
                                           ---------------------------------
                                       Title:  Vice President
                                           ---------------------------------
                                       PFPC INC.

                                       By:  /s/ Joseph T. Gramlich
                                           ---------------------------------
                                       Name:  Joseph T. Gramlich
                                           ---------------------------------
                                       Title:  Senior Vice President
                                           ---------------------------------

November 1, 1998

                                   SCHEDULE A

                          Accounting Services Agreement


                                                                     Date
                                                                     ----
Schwab Money Market Portfolio                                   March 29, 1994

SCHWAB ANNUITY PORTFOLIO On behalf of each of the Funds listed above.

By:  /s/ Tai-Chin Tung
     ---------------------------------
Name: Tai-Chin Tung
     ---------------------------------
Title: Treasurer and Principal Financial Officer
     --------------------------------------------

PFPC INC.

By:  /s/ Joseph T. Gramlich
     ---------------------------------
Name:  Joseph T. Gramlich
     ---------------------------------
Title:  Senior Vice President
     ---------------------------------

November 1, 1998